SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - May 24, 2018
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 24, 2018, the Company held its 2018 Annual Meeting of Stockholders. Each proposal subject to a vote at the 2018 Annual Meeting was described in detail in the Company’s 2018 Proxy Statement. With respect to each of the proposals, the Company’s stockholders voted as indicated below.

1.	Election of Directors (Proposal No. 1): Stockholders re-elected each of the following Directors:

	For	Against	Abstentions	Broker Non-Votes

Dennis C. Cuneo	104,307,371	2,638,772	3,884,555	149,714,966
Sheri H. Edison	103,728,000	3,242,172	3,860,526	149,714,966
Mark G. Essig	103,729,739	3,227,372	3,873,587	149,714,966
William K. Gerber	104,001,084	2,933,988	3,895,626	149,714,966
Gregory B. Kenny	103,708,024	3,212,366	3,910,308	149,714,966
Ralph S. Michael, III	103,917,980	2,994,959	3,917,759	149,714,966
Roger K. Newport	104,235,810	2,794,991	3,799,897	149,714,966
Dr. James A. Thomson	102,925,756	4,066,419	3,838,523	149,714,966
Dwayne A. Wilson	103,664,416	3,273,938	3,892,344	149,714,966
Vicente Wright	103,769,520	3,179,307	3,881,871	149,714,966
Arlene M. Yocum	104,486,813	2,483,882	3,860,003	149,714,966

2.
Ratification of independent registered public accounting firm (Proposal No. 2): Stockholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018.

For	Against	Abstentions
231,150,511	10,785,529	18,609,624

3.	Advisory vote on Named Executive Officer compensation (Proposal No. 3): Stockholders approved the resolution to approve the compensation of the Named Executive Officers.

For	Against	Abstentions	Broker Non-Votes
101,340,495	5,139,303	4,350,900	149,714,966

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: May 29, 2018